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                                  [PLATO LOGO]

                                                                   PRESS RELEASE

FOR IMMEDIATE RELEASE                            CONTACT:
                                                 John Murray, President and CEO
                                                 Greg Melsen, VP Finance & CFO
                                                 Steve Schuster, VP & Treasurer
                                                 952-832-1000


                         PLATO LEARNING, INC. ANNOUNCES
                  AGREEMENT TO ACQUIRE NETSCHOOLS CORPORATION


MINNEAPOLIS, MN - May 9, 2002 -- PLATO Learning, Inc. (Nasdaq:TUTR), a leading provider of computer-based and e-learning instruction, announced today that it has signed a definitive agreement to acquire NetSchools Corporation, a provider of Internet-based e-learning software and services solutions for the K-12 market by offering a web-based curriculum and instructional management delivery platform that facilitates delivery of school curriculum aligned to local, state and national standards and facilitates online assessment, lesson planning and content delivery. The acquisition will enhance PLATO Learning's ability to provide enterprise-wide solutions that align classroom education across all standards and deliver compelling and effective content through NetSchools' instructional management platform.

PLATO Learning is acquiring all the shares of privately-held NetSchools for $6.0 million in cash; 800,000 shares of PLATO Learning stock; 200,000 warrants for shares of PLATO Learning stock; assumed liabilities and transaction expenses; and additional consideration of up to approximately $6.0 million, contingent on the NetSchools' product and services revenues generated through October 2004. The transaction is expected to close no later than May 17, 2002, following satisfaction of certain conditions to the transaction.

NetSchools generated revenues of approximately $16.0 million in calendar 2001, of which about $4.0 million was software and services related and the balance was hardware sales. The acquisition is expected to be dilutive to PLATO Learning's earnings per share in the remainder of it's current fiscal year ending October and in the earlier quarters of fiscal 2003. The transaction is expected to become accretive in the latter quarters of the fiscal year ending October 2003. PLATO Learning will be providing revised revenue and earnings guidance for the remainder of fiscal 2002 during its second quarter earnings release call, which is tentatively scheduled for June 5, 2002.

The acquisition will bring together Orion and Constellation, NetSchools' leading curriculum platforms; TeachMaster, PLATO Learning's standards-based curriculum company; and PLATO Learning's core curriculum products, creating a comprehensive, highly customizable, open architecture education delivery platform that is fully correlated with local, state and national standards.



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John Murray, President and CEO of PLATO Learning, said "We believe this combination will position PLATO Learning to be the first company in the K-12 space to provide a complete, standards-based, e-learning platform that incorporates all of a school district's instructional resources - including textbooks, workbooks, lesson plans, best practices, and computer-based lessons - fully correlated with state and national standards and easily integrated by classroom teachers into their daily activities.

This acquisition of NetSchools, in combination with the current TeachMaster and PLATO Learning products, creates a powerful suite of integrated CD-ROM, LAN and web-based curriculum and instructional management products that are capable of fully supporting a school district's investment in meeting accountability demands. We see the addition of the NetSchools Constellation and Orion platforms, which allow teachers to coordinate standards-based classroom instruction based on all available district resources, as adding significant strength to our already strong position in local and web-based supplemental and core curriculum solutions for K-12 education."

The recently enacted education reform bill, No Child Left Behind, provides a significant opportunity to help teachers, schools, and districts address the accountability demands of parents. Mr. Murray commented that, "Despite the fact that this transaction will be dilutive in the short-term, primarily because of the subscription nature of the NetSchools business model, we are confident this combination positions us to take both a leading role in this fast-growing market and accelerate growth as districts seek to implement the new legislative requirements. Clearly, for school districts to succeed in meeting the demands of accountability, they must engage the use of technology in assisting teachers in the classroom as well as with communicating with the community and parents. The new PLATO Learning solutions afforded by the acquisition of NetSchools meets these contemporary district needs and it is also highly complementary to our core curriculum business." Mr. Murray added, "We believe owning the curriculum platform in schools is critical to our long-term vision of selling enterprise-wide, subscription-based, school and community programs. However, we also recognize every school must combine a wide-range of educational content to meet every student's needs. We will now have available to us both a new emerging market, as well as a piece of the market that was previously only available to certain competitors."

NetSchools' co-founder and Vice Chairman, Tom Greaves will remain active in developing and promoting the combined strategic and selling efforts of the merged entities. Scott Redd, NetSchools' Chairman, President and CEO will remain as a consultant to Mr. Murray and PLATO Learning. Mr. Redd commented, "We believe the combination of NetSchools' web-based e-learning platforms with the TeachMaster standards driven products and the PLATO Learning courseware and learning management systems will create a powerful new K-12 solution for providing comprehensive, interactive, standards-referenced classroom instruction. The combined entity will have a distinct and significant strategic advantage, as well as financial stability and profitability, making it unique in the educational software industry."

CONFERENCE CALL

A conference call to discuss this announcement is scheduled for today, Thursday, May 9, 2002, at 3:45 PM (CST). The dial-in number for this call is 1-877-775-1746. Please call about ten minutes prior and inform the operator you are participating in PLATO Learning Inc.'s call. Should you be unable to attend the live conference call, a recording will be available to you from 6:00 p.m. on May 9, 2002 thru midnight May 16, 2002. To access the recording call:
1-800-642-1687. At the prompt, enter pass code number 4116399.



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ABOUT PLATO LEARNING

PLATO Learning, Inc. is a leading provider of computer-based and e-learning instruction, offering basic to advanced level courseware in reading, writing, math, science, social studies, and life and job skills. The PLATO(R) Learning System and PLATO(R) Web Learning Network provide more than 3,500 hours of objective-based, problem-solving courseware and include assessment, alignment and management tools to create standards based curricula and facilitate the learning process. Revenues for the twelve months ended January 31, 2002 were $74.4 million.

PLATO Learning, Inc. is a publicly held company traded as TUTR on the NASDAQ-NMS. PLATO(R) educational software is marketed to K-12 schools, colleges, job training programs, correctional institutions, military education programs, corporations and consumers. PLATO software is delivered via networks, CD-ROM, the Internet and private intranets. It is available for immediate purchase and electronic download on the company's Web site.

PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, (952) 832-1000 or (800) 869-2000. The Company has domestic offices throughout the United States and international offices in the United Kingdom and Canada. International distributors are located in Puerto Rico, Singapore, South Africa and the United Arab Emirates. The Company's Web address is www.plato.com.

FORWARD LOOKING STATEMENTS

Except for historical information contained herein, the disclosures in this news release are forward-looking statements made under the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks and uncertainties include: the availability and unpredictability of government funding on which our customers are dependent, the capital and operating spending patterns of our customers, the ability to attract and retain customers, the size, timing and product mix of customer orders, the introduction and acceptance of competitive products, our ability to adapt to technological changes and meet evolving industry standards, and our ability to economically introduce new products on a timely basis. These risks and other relevant risks are described in more detail in the company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001.

(R) PLATO is a registered trademark of PLATO Learning, Inc.







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